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Exhibit 99.(c)(9)

Pro Forma AMC Ownership Structure

SHAREHOLDER PROFILE

	3-Year PIK Without B Exchange
	Shares	Votes	Economic	Voting
Class A(a)	32.2	32.2	40.2%	29.9%
Class B	3.1	30.5	3.8%	28.4%
Apollo(b)	40.4	40.4	50.5%	37.6%
Sandler	4.4	4.4	5.5%	4.1%

Total AMC	80.0	107.5	100.0%	100.0%
	3-Year PIK With B Exchange Into A
	Shares	Votes	Economic	Voting
Class A(a)	32.2	32.2	40.2%	40.2%
Class B	3.1	3.1	3.8%	3.8%
Apollo(b)	40.4	40.4	50.5%	50.5%
Sandler	4.4	4.4	5.5%	5.5%

Total AMC	80.0	80.0	100.0%	100.0%
Calculation of Voting Power
Apollo Voting Interest Without B Exchange	37.6%
Apollo Voting Interest With B Exchange	50.5%

"Balance" to be Voted As All Shareholders Vote	12.9%
% of "Balance" Voted by Public	56.9%
% of "Balance" Voted by Apollo	43.1%
Apollo Voting Power:
Apollo Voting Interest Without B Exchange	37.6%
Additional Voting Interest from "Balance"	5.6%

Total	43.1%
All Other Shareholders Voting Power:
Voting Power Before Adding % of "Balance"	49.5%
Additional Voting Interest from "Balance"	7.3%

Total	56.9%

(a)
Fully diluted Common stock, excluding .166258 shares owned by Apollo and 1.887121 shares owned by Sandler

(b)
Includes Series A Preferred shares owned by AP Entertainment

AP Entertainment separated out for illustrative purposes.

SHAREHOLDER PROFILE

	3-Year PIK Without B Exchange
	Shares	Votes	Economic	Voting
Class A(a)	32.2	32.2	40.2%	29.9%
Class B	3.1	30.5	3.8%	28.4%
Apollo	38.1	38.1	47.7%	35.5%
AP Entertainment	2.2	2.2	2.8%	2.1%
Sandler	4.4	4.4	5.5%	4.1%

Total AMC	80.0	107.5	100.0%	100.0%
	3-Year PIK With B Exchange Into A
	Shares	Votes	Economic	Voting
Class A(a)	32.2	32.2	40.2%	40.2%
Class B	3.1	3.1	3.8%	3.8%
Apollo	38.1	38.1	47.7%	47.7%
AP Entertainment	2.2	2.2	2.8%	2.8%
Sandler	4.4	4.4	5.5%	5.5%

Total AMC	80.0	80.0	100.0%	100.0%
Calculation of Voting Power
Apollo Voting Interest Without B Exchange	35.5%
Apollo Voting Interest With B Exchange	47.7%

"Balance" to be Voted As All Shareholders Vote	12.2%
% of "Balance" Voted by Public	59.6%
% of "Balance" Voted by Apollo	40.4%
Apollo Voting Power:
Apollo Voting Interest Without B Exchange	35.5%
Additional Voting Interest from "Balance"	4.9%

Total	40.4%
All Other Shareholders Voting Power:
Voting Power Before Adding % of "Balance"	52.3%
Additional Voting Interest from "Balance"	7.3%

Total	59.6%

(a)
Fully diluted Common stock, excluding .166258 shares owned by Apollo and 1.887121 shares owned by Sandler

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  Exhibit 99.(c)(9)